Exhibit 10.1

CONFIDENTIAL TREATMENT

AMENDMENT NO. 2

Cardinal Health PTS, LLC (“Cardinal Health”) and Cubist Pharmaceuticals, Inc., (“Cubist”) are parties to a Processing Services Agreement dated August 11, 2004, as amended by Amendment No. 1 dated May 23, 2005 (the “Agreement”).

The parties now desire to amend the Agreement pursuant to the terms of this Amendment No. 2 to set forth the terms and conditions upon which Cardinal Health would move the manufacture of the Product primarily to a second facility.

Cardinal Health and Cubist have executed a December 1, 2006 Quotation QTE-2006-0361.00 (“Tech Transfer Feasibility Quote”) pursuant to which Cardinal Health will produce a Process Transfer Feasibility Report and a Plant Certification Document pursuant to the terms of the Tech Transfer Feasibility Quote.  Cubist will pay Cardinal Health $13,900 for the work performed under the Tech Transfer Feasibility Quote.  The Process Transfer Feasibility Report and the Plant Certification Document will detail how Cardinal Health’s second facility will be validated and the costs and responsibilities of each of the Parties associated with such validation.

Now therefore, in consideration of the mutual conditions and covenants set forth herein, Cardinal Health and Cubist agree as follows:

1.                     Cardinal Health shall perform the activities described in the Plant Certification Document (“Certification Activities”) in accordance with the terms and the schedules contained in the Plant Certification Document.

2.                     Provided that Cardinal Health performs the Certification Activities in accordance with the Plant Certification Document, Cubist shall use diligent and commercially reasonable efforts to achieve the approval of the Cardinal Health facility located at 8900 Capital Blvd, Raleigh, NC for the Processing of the commercial supplies of the Product (“FDA Approval”) as soon as reasonably possible.

3.                     Effective upon FDA Approval,

a.               Section 1.20 of the Agreement shall be amended by adding “(“NM Facility”) and at 8900 Capital Blvd, Raleigh, NC (“NC Facility”) immediately after “Albuquerque, New Mexico.”

b.              The Agreement shall be amended by adding the following sentence to the end of Section 2.1:

* Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Upon approval of the NC Facility, Cardinal Health shall Process Product in a quantity not more than []* batches []*, and not more than []* batch []* during the Term at the NM Facility without Cubist’s prior written consent.

c.               The Agreement shall be amended by adding the following sentence to the end of Section 3.3:

All Product Processed (other than packaging) at the NC Facility shall be packaged by Cardinal Health at its packaging facility located at 3001 Red Lion Road, Philadelphia, PA.

d.              The first sentence of Section 15.1 of the Agreement shall be deleted in its entirety and replaced with the following:

This Agreement shall commence on the Effective Date and shall continue until August 11, 2010, unless earlier terminated under Section 15.2 below (the “Term”).

e.               A new Section 4.8 shall be added to the Agreement, as follows:

4.8             Minimum Requirement. Upon regulatory approval of the NC Facility, Cubist shall order a minimum of []* of Product to be Processed (“Minimum Requirement”) during []* commencing on []* and Cardinal Health shall accept Cubist’s Purchase Orders including such minimum number of units and shall Process and Deliver at least such minimum number of units according to such Purchase Orders. Notwithstanding the foregoing, Cardinal Health may propose alternative delivery date(s) that are within []* of what is requested in Cubist’s Purchase Order in order to permit Cardinal Health to manage its available manufacturing capacity in respect of commitments previously made to its clients; in such cases, the parties shall reasonably agree to the revised delivery date(s).    The Minimum Requirement shall be pro-rated in any partial []*. If Cubist does not order such Minimum Requirement during []*, within []* after the end of []*, Cubist shall pay Cardinal Health the difference between []*.  Notwithstanding anything herein to the contrary, if at any time during the initial term but following the first []* batches of Product produced under this Agreement, if Cubist appropriately rejects Product due to Cardinal Health’s breach of its obligations hereunder to provide Product conforming to the Specifications and Applicable Laws []* or more times in []*, Cubist shall have the right, at Cubist’s sole discretion, to withdraw any or all Purchase Orders which have been submitted at the time of []*, and any remaining Minimum Requirement during the Term shall no longer apply.

f.                 The Agreement shall be amended by inserting the following sentence after the first sentence of Section 7.1:

Cubist shall pay []* for the []* of Product purchased from Cardinal Health under this Agreement []*.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

4.                     Termination Prior to FDA Approval.

a.               If FDA Approval does not occur by December 31, 2008, the provisions set forth in Sections 2, 3 and 7 of this Amendment No. 2 shall have no further force or effect unless otherwise agreed to by the parties in writing.

b.              If Cubist elects to cease efforts to transfer the Product to the NC Facility or otherwise fails to support or elects to abandon its pursuit of FDA Approval for any reason other than a Cardinal Reason, as defined below, then []*.

c.               If a Cardinal Reason occurs, then []*.

d.              .  As used in this Amendment No. 2, a “Cardinal Reason” shall mean: (i) Cardinal Health’s failure to completely perform the Certification Activities in accordance with the Plant Certification Document; (ii) Cardinal Health’s election to abandon its pursuit of FDA Approval for any reason; or (iii) the NC Facility’s failure to comply with FDA requirements or Cardinal Health’s failure to satisfactorily address any FDA documented observations at the NC Facility.

5.                     The first sentence of Section 7.2 of the Agreement is hereby amended to delete the phrase “,effective on the anniversary date of this Agreement” in its entirety and to replace such language with “commencing on January 1, 2008”.

6.                     Section 16.1 of the Agreement is hereby amended by adding []* within the parenthetical, immediately before []*.

7.                     Effective as of October 1, 2006, Exhibit B-1 of the Agreement shall be deleted in its entirety and replaced with Exhibit B-1 attached to this Amendment No. 2.

Any conflict between the provisions of this Amendment No. 2 and the Agreement shall be resolved in favor of this Amendment No. 2 and capitalized terms used in this Amendment No. 2 shall have the same meaning given to them in the Agreement, unless otherwise defined in this Amendment No. 2.

This Amendment No. 2 shall be effective April 18, 2007 (“Amendment No. 2 Effective Date”).  Unless otherwise expressly set forth herein, all other terms and conditions set forth in the Agreement shall remain in full force and effect.  Following the Amendment No. 2 Effective Date, the term “Agreement” shall be deemed a reference to the Agreement as amended by this Amendment No. 2.

This Amendment No. 2 may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument, and such counterparts may be exchanged by facsimile.

In witness whereof, this Amendment No. 2 has been executed by the Parties to be effective as of the Amendment No. 2 Effective Date.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

CARDINAL HEALTH PTS, LLC		CUBIST PHARMACEUTICALS, INC.

By:	/s/ Shawn L. Gallagher	By:	/s/ Lindon M. Fellows

Name:	Shawn L. Gallagher	Name:	Lindon M. Fellows

Title:	VP and General Manager	Title:	Senior Vice President
Technical Operations

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

EXHIBIT B-1

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.